DLH HOLDINGS CORP.
Reclassified Consolidated Statements of Income
(Amounts in thousands)
(Unaudited)

	Three months ended December 31, 2018			Three months ended March 31, 2019			Three months ended June 30, 2019		
	As filed	Reclassified	Variance	As filed	Reclassified	Variance	As filed	Reclassified	Variance
Revenue	$ 33,752	$ 33,752	$ -	$ 33,756	$ 33,756	$ -	$ 38,700	$ 38,700	$ -
Cost of Operations									
Direct expenses/Contract costs	25,966	26,456	490	25,682	26,250	568	28,777	30,038	1,261
General and administrative costs	4,666	4,176	(490)	5,188	4,477	(711)	6,072	4,811	(1,261)
Acquisition costs	-	-	-	-	143	143	1,247	1,247	-
Depreciation & amortization	563	563	-	560	560	-	914	914	-
Total operating costs*	31,195	31,195	-	31,430	31,430	-	37,010	37,010	-
Income from operations	**2,557**	**2,557**	**-**	**2,326**	**2,326**	**-**	**1,690**	**1,690**	**-**
Interest expense, net	177	177	-	544	544	-	562	562	-
Income before income taxes	**2,380**	**2,380**	**-**	**1,782**	**1,782**	**-**	**1,128**	**1,128**	**-**
Income tax expense	690	690	-	517	517	-	325	325	-
Net Income	**$ 1,690**	**$ 1,690**	**$ -**	**$ 1,265**	**$ 1,265**	**$ -**	**$ 803**	**$ 803**	**$ -**

	Three months ended December 31, 2018			Six months ended March 31, 2019			Nine months ended June 30, 2019		
	As filed	Reclassified	Variance	As filed	Reclassified	Variance	As filed	Reclassified	Variance
Revenue	$ 33,752	$ 33,752	$ -	$ 67,508	$ 67,508	$ -	$ 106,208	$ 106,208	$ -
Cost of Operations									
Direct expenses/Contract costs	25,966	26,456	490	51,647	52,706	1,059	80,424	82,744	2,320
General and administrative costs	4,666	4,176	(490)	9,855	8,653	(1,202)	15,782	13,462	(2,320)
Acquisition costs	-	-	-	-	143	143	1,391	1,391	-
Depreciation & amortization	563	563	-	1,123	1,123	-	2,037	2,037	-
Total operating costs*	31,195	31,195	-	62,625	62,625	-	99,634	99,634	-
Income from operations	**2,557**	**2,557**	**-**	**4,883**	**4,883**	**-**	**6,574**	**6,574**	**-**
Interest expense, net	177	177	-	721	721	-	1,284	1,284	-
Income before income taxes	**2,380**	**2,380**	**-**	**4,162**	**4,162**	**-**	**5,290**	**5,290**	**-**
Income tax expense	690	690	-	1,207	1,207	-	1,532	1,532	-
Net Income	**$ 1,690**	**$ 1,690**	**$ -**	**$ 2,955**	**$ 2,955**	**$ -**	**$ 3,758**	**$ 3,758**	**$ -**

* This line item was not included in the quarterly Income Statement as filed contemporaneously. It has been added to provide consistency between the filing structures.